Exhibit 10.5

FORM OF

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) dated as of [—], 201[—], is by and among PFIZER INC., a Delaware corporation (“Pfizer”) and ZOETIS INC., a Delaware corporation (the “Company”). Pfizer and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Board of Directors of Pfizer has determined that it is in the best interests of Pfizer and its stockholders to separate the Animal Health Business (as such term is defined in the Global Separation Agreement, dated as of the date hereof (the “Separation Agreement”)) from the other businesses conducted by Pfizer and its Subsidiaries (as defined in the Separation Agreement);

WHEREAS, the Parties have entered into that certain Contribution Agreement, dated as of [—] (the “Contribution Agreement”) pursuant to which Pfizer and its Subsidiaries transferred the capital stock and equity interests of the Transferred Entities (as defined in the Separation Agreement) to the Company in exchange for the Company’s issuance to Pfizer of Company common stock and certain securities and the Company’s payment to Pfizer of cash, as more fully described in the Contribution Agreement;

WHEREAS, the Separation Agreement sets forth the terms and conditions applicable to the IPO (as defined in the Separation Agreement);

WHEREAS, after the IPO, Pfizer may determine to proceed with the Distribution or Other Disposition (each, as defined in the Separation Agreement); and

WHEREAS, in furtherance of the foregoing, the Parties have entered into this Agreement, which is an Ancillary Agreement (as defined in the Separation Agreement) to the Separation Agreement, to govern the rights and obligations of the Parties with respect to employment, compensation, employee benefits and related matters in connection with the Transactions (as defined in the Separation Agreement), and to ratify actions previously taken in connection with the Contribution (as defined in the Separation Agreement), as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SCOPE OF AGREEMENT; DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement. For purposes of this Agreement the terms set forth below shall have the following meanings:

1.1 Company Deferred Compensation Plan shall have the meaning set forth in Subsection 7.1(c)(ii).

1.2 Company Employee means any individual who is (i) employed by Pfizer or a Subsidiary immediately prior to the applicable Employee Transfer Date and primarily devoting his or her working time to the Animal Health Business (excluding each R&D Employee) or (ii) employed by the Company immediately following the applicable Employee Transfer Date.

1.4 Company Flexible Benefits Plans means the Company Health Care Spending Account Plan and the Company Dependent Care Spending Account Plan to be established by the Company pursuant to Section 3.2 to accept a spin-off of the flexible spending reimbursement accounts of Company Transferred Employees under the respective Pfizer Flexible Spending Account Plans in accordance with Section 8.4.

1.5 Company Group means the Company, each Transferred Entity, each other Subsidiary of the Company and each other Person that either (i) is controlled directly or indirectly by the Company immediately after the Effective Date or (ii) becomes controlled by the Company following the Effective Date.

1.6 Company Supplemental Savings Plan shall have the meaning set forth in Subsection 7.1(b)(ii).

1.7 Company Transferred Employee means any Company Employee (i) whose employment transferred from a member of the Pfizer Group to a member of the Company Group by operation of law or (ii) who accepted an offer of employment from a member of the Company Group, in each case as of the applicable Employee Transfer Date; provided, however, that any Company Employee receiving long-term disability benefits shall not transfer and shall remain employed by a member of the Pfizer Group unless otherwise required by applicable Law, and provided, further, that any Inactive Company Employee shall become a Company Transferred Employee on such employee’s Return Date and until such time shall remain employed by a member of the Pfizer Group.

1.8 Company WC Claims shall have the meaning set forth in Subsection 8.8(b)(i).

1.9 COBRA means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.10 Disposition Date means the earlier to occur of the Distribution or Other Disposition such that Pfizer and its Affiliates cease to hold in excess of 50% of the outstanding shares of Company common stock.

1.11 DOL means the United States Department of Labor.

1.12 Employee Transfer Date means the date by which Company Employees will have transferred or accepted offers of employment from a member of the Company Group; for U.S. employees, this date is October 1, 2012 or such other date that a Pfizer Employee is offered employment by the Company and transfers employment to the Company, and for non-U.S. employees this date is December 1, 2012, or such other date as agreed upon by the Parties in respect of specified jurisdictions.

1.13 Effective Date has the meaning set forth in the Separation Agreement.

1.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 Final Determination means the final resolution of liability for any tax, which resolution may be for a specific issue or adjustment or for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state, local, or foreign taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the tax authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Internal Revenue Code, or a comparable agreement under the laws of a state, local, or foreign taxing jurisdiction.

1.16 FMLA means the Family and Medical Leave Act of 1993, as amended from time to time.

1.17 Former Company Employee means any individual (i) whose employment with Pfizer and its Subsidiaries terminated prior to the Employee Transfer Date and who was, immediately prior to such termination, primarily devoting his or her working time to the Animal Health Business, or (ii) is designated as a Former Company Employee on Exhibit B hereto.

1.18 Fringe Benefits means, when immediately preceded by “Pfizer,” the Pfizer or legacy King Pharmaceuticals, Inc. employee assistance program, the educational assistance program and other fringe benefits, plans, programs and arrangements sponsored and maintained by Pfizer and, when immediately preceded by “Company,” any fringe benefits, plans, programs and arrangements to be established by the Company.

1.19 Health and Welfare Plans means, when immediately preceded by “Pfizer,” the Pfizer or King Pharmaceuticals, Inc. health plans, the Pfizer Health and Insurance Program , and the other health and welfare plans established and maintained by Pfizer or a Subsidiary and, when immediately preceded by “Company,” the Company Health Plans, the Company Flexible Benefits Plans, and the other health and welfare plans to be established by the Company pursuant to Section 3.2.

1.20 Health Plans means, when immediately preceded by “Pfizer,” the group health plans and such other health plans or programs, including medical, prescription drug, dental and vision plans and programs established and maintained by Pfizer or a Subsidiary and, when immediately preceded by “Company,” the health plans, programs and arrangements to be established by the Company pursuant to Section 3.2.

1.21 Inactive Company Employee means any Company Employee and who is not actively at work on the Employee Transfer Date because he or she is on approved short-term disability or other approved leave in accordance (excluding long-term disability) with the applicable Pfizer Leave of Absence Program.

1.22 Leave of Absence Programs means, when immediately preceded by “Pfizer,” the personal, medical, military and FMLA leave and other leaves of absence required by applicable Law or offered from time to time under the personnel policies and practices of Pfizer and when immediately preceded by “Company,” the leave of absence programs to be established by the Company pursuant to Section 3.2 that correspond to the respective Pfizer Leave of Absence Program.

1.23 Legacy Defined Benefit Plan means the Alpharma Inc., Pension Plan and the Faulding Inc. Pension Plan.

1.24 Legacy Retiree Medical Plan means the Alpharma Retiree Medical Plan.

1.25 Legacy Savings Plan means the King Pharmaceuticals Inc., 401(k) Savings Plan.

1.26 Legacy SERP means the Supplemental Executive Retirement Plan, the Warner Lambert Supplemental Pension Income Plan, and the Pharmacia, Corp. Supplemental Pension Plan.

1.27 Life Insurance Plan means, when immediately preceded by “Pfizer,” the life insurance plan of Pfizer and any similar legacy King Pharmaceuticals, Inc. plan, and when immediately preceded by “Company,” the life insurance plan to be established by the Company pursuant to Section 3.2 that corresponds to the respective Pfizer Life Insurance Plan.

1.28 Local Separation Agreement has the meaning set forth in the Separation Agreement.

1.29 Long-Term Disability Plan means, when immediately preceded by “Pfizer,” the Pfizer Long-Term Disability Plan or any similar legacy King Pharmaceuticals, Inc. plan and when immediately preceded by “Company,” the long-term disability plan to be established by the Company pursuant to Section 3.2.

1.30 Nonqualified Plans means when immediately preceded by “Pfizer,” the Nonfunded Deferred Compensation and Supplemental Savings Plan, the Nonfunded Supplemental Retirement Plan, the Deferred Compensation Plan, and the Wyeth Plans, and, when immediately preceded by “Company,” the Supplemental Savings Plan to be established by the Company pursuant to Sections 3.2 and 7.1.

1.31 Option means an option to purchase Pfizer common stock pursuant to the Pfizer Stock Plan.

1.32 Participating Company means, with respect to any Plan: (i) any Person (other than an individual) that Pfizer has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Pfizer; or (ii) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.33 Pfizer Employee means an employee other than a Company Employee who, on the Employee Transfer Date, is: (i) either actively employed by, or on leave of absence from, any member of the Pfizer Group or (ii) an R&D Employee.

1.34 Pfizer Flexible Benefits Plans means the Pfizer Health Care Spending Account Plan and the Pfizer Dependent Care Spending Account Plan and the King Pharmaceuticals, Inc. flexible spending plans.

1.35 Pfizer Group means Pfizer, each other Subsidiary of Pfizer involved in the Transactions and each other Person that either (x) is controlled directly or indirectly by Pfizer immediately after the Effective Date or (y) becomes controlled by Pfizer following the Effective Date; provided, however, that neither the Company nor any other member of the Company Group shall be members of the Pfizer Group.

1.36 Pfizer Retirement Plan means the Pfizer Consolidated Pension Plan.

1.37 Pfizer Stock Plan means the Pfizer Inc. 2004 Stock Plan, any other plan, program or arrangement, pursuant to which employees and other service providers hold Options, Restricted Stock Units or other Pfizer equity incentives.

1.38 Plan means any written or unwritten plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of a member of the Pfizer Group or the Company Group; when immediately preceded by “Pfizer,” the Pfizer Plans and when immediately preceded by “Company,” the plans to be established by the Company.

1.39 Plan Transition Date means, except as agreed upon by the Parties in respect of specified jurisdictions, the date that is the earlier to occur of (i) the date that the Company is no longer a member of the “controlled group” of corporations of Pfizer (as defined in Section 414(b) of the Code) or (ii) the date, which Pfizer and the Company shall mutually agree in writing upon which the Company shall cease to be a Participating Company in the Pfizer Plans and shall establish the Company Plans, as set forth herein.

1.40 PSA means a “Performance Share Award,” which is an award to receive shares of Pfizer common stock that is subject to corporate performance criteria, issued pursuant to the Pfizer Stock Plan.

1.41 QDRO means a domestic relations order which qualifies under Section 414(p) of the Code and ERISA Section 206(d) and which creates or recognizes an alternate payee’s right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under a plan qualified under Section 401(a) of the Code.

1.42 QMCSO means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient’s right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

1.43 R&D Employee means any individual designated as a “Curator” in the Research and Development Collaboration and License Agreement, pursuant to which such individual is employed by Pfizer and who will provide services to a member of the Company Group.

1.44 Restricted Stock Unit means a contractual right to receive shares of Pfizer common stock or the cash value thereof, which right is subject to transfer restrictions or to employment and/or performance vesting conditions, issued pursuant to the Pfizer Stock Plan.

1.45 Retiree Programs means the Pfizer Retiree Medical Plan, and the Legacy Retiree Medical Plan.

1.46 Return Date means the date on which an Inactive Company Employee returns to active employment.

1.47 Savings Plan means when immediately preceded by “Pfizer,” means the Pfizer Savings Plan, a defined contribution plan and when immediately preceded by “Company,” means the defined contribution plan funded by a trust that is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a)(1), to be established by the Company pursuant to Section 3.2 and Article 6.

1.48 Separation Agreement has the meaning set forth in the recitals.

1.49 Short-Term Disability Plan means when immediately preceded by “Pfizer,” the Pfizer Short-Term Disability policy or any similar legacy King Pharmaceuticals, Inc. plan or policy (or, where an employee works in a state that offers a statutory state short-term disability plan, then “Short-Term Disability Plan” refers to the alternative voluntary state disability plan offered under the Short-Term Disability Plan) and when immediately preceded by “Company,” means the short-term disability plan to be established by the Company pursuant to Section 3.2.

1.50 TSRU means a “Total Shareholder Return Unit,” which is a contractual right to receive an award of shares of Pfizer common stock with a value equal to the change in the stock price of Pfizer common stock over the applicable settlement period, as well as accrued dividend equivalents, subject to certain restrictions and issued pursuant to the Pfizer Stock Plan.

1.51 Wyeth Plans means the Wyeth Deferred Compensation Plan, the Wyeth Supplemental Executive Retirement Plan and the Wyeth Supplemental Employee Savings Plan.

ARTICLE II

GLOBAL PROVISION; GENERAL ALLOCATION OF LIABILITIES

2.1 In General. All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union. The provisions of this Agreement shall apply in respect of all jurisdictions wherever situated; provided, however, that to the extent a Local Separation

Agreement or an appendix attached hereto addresses employment, compensation and employee benefit matters, the terms of such Local Separation Agreement or such appendix shall govern in respect of matters relating to employees employed in the applicable jurisdiction.

2.2 Employee Liabilities. On the applicable Employee Transfer Date, the Company or another member of the Company Group shall assume and thereafter shall pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all employment or service-related Liabilities with respect to all Company Transferred Employees (and their dependents and beneficiaries) accrued and arising on and after the applicable Employee Transfer Date, and (ii) any Liabilities expressly transferred to the Company or a Company Group member under this Agreement.

2.3 Plan Liabilities. Except as expressly set forth herein, Pfizer and the Company intend that Pfizer and/or the applicable Pfizer Plan shall retain and be responsible for any Liabilities incurred by Company Transferred Employees under all Pfizer Plans prior to the applicable Plan Transition Date, or such earlier date specified herein in respect of certain Plans. An appropriate allocation of the Company costs incurred prior to the Plan Transition Date shall be charged back to the Company.

ARTICLE III

GENERAL PLAN MATTERS

3.1 Pfizer Plans.

(a) Employee Participation. Except as otherwise set forth herein, effective as of the applicable Plan Transition Date, all Company Transferred Employees shall cease participating in any Pfizer Plans and shall cease accruing benefits in respect of such plans.

(b) Company Participation in Pfizer Plans. Except as otherwise set forth herein, or except as otherwise agreed upon by the Parties, until the applicable Plan Transition Date, the Company shall continue to be a Participating Company in the Pfizer Health and Welfare Plans, the Pfizer Savings Plan, the Pfizer Fringe Benefits, the Pfizer Life Insurance Plan, the Pfizer Long-Term Disability Plan and such other Pfizer Plans in which the Company Transferred Employees participate, subject to the terms and conditions provided herein and in said Plans.

(c) Pfizer’s General Obligations as Plan Sponsor. Pfizer shall continue to administer, or cause to be administered, the Pfizer Plans, and shall have the sole and absolute discretion and authority to interpret the Pfizer Plans, as set forth therein, subject to the specific arrangements provided in this Agreement. Pfizer shall administer all claims incurred under the Pfizer Plans before the Plan Transition Date. Any determination made or settlements entered into by Pfizer with respect to such claims shall be final and binding.

(d) Company’s General Obligations as Participating Company. With respect to any Pfizer Plan that provides benefits to a Company Transferred Employee, the Company will cooperate with Pfizer on a timely basis with respect to such Plans, and the Company shall comply with the terms as set forth in such Plans or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of said Pfizer Plan; (ii) cooperating fully with Pfizer Plan auditors; (iii) the provision of payroll processing support; (iv) the qualification and administration of QDROs; (v) preserving the confidentiality of all financial arrangements Pfizer has or may have with any entity or individual with whom Pfizer has entered into an agreement relating to said Pfizer Plan; and (vi) preserving the confidentiality of participant information to the extent not specified otherwise in this Agreement. In addition, the Company shall provide, or cause to be provided, all participant information that is necessary or appropriate for the efficient and accurate administration of each Pfizer Plan or program that provides or has provided benefits to a Company Transferred Employee during the respective period applicable to such Plan. Pfizer and its respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for the administration of said Plans or programs.

(e) Reporting and Disclosing Communications to Participants. While the Company is a Participating Company in the Pfizer Plans, Pfizer shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Pfizer Plan-related communications and materials to participating the Company Employees and their beneficiaries, including (without limitation) notices and enrollment material for the Pfizer Plans. To the extent that Pfizer fails to take such action which results in the failure of a distribution of required disclosure materials in connection with a Pfizer Plan which results in any Liability to the Company, Pfizer shall indemnify the Company for such Liability. The Company shall provide all information needed by Pfizer to facilitate such Pfizer Plan-related communications. The Company shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Pfizer Plan-related communications and materials to participating Company Transferred Employees and their beneficiaries. To the extent that the Company fails to take such action which results in the failure of a distribution of required disclosure materials in connection with a Pfizer Plan which results in any Liability to Pfizer, the Company shall indemnify Pfizer for such Liability.

(f) Pfizer Under No Obligation to Maintain Plans. Nothing in this Agreement shall preclude Pfizer, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Pfizer Plan, any benefit under any Pfizer Plan or any trust, insurance policy or funding vehicle related to any Pfizer Plan. To the extent that any such amendment, modification, termination or elimination of a Pfizer Plan results in any Liability to the Company, Pfizer shall indemnify the Company for such Liability.

3.2 Company Plans.

(a) Establishment of Company Plans. Except as otherwise set forth herein, or except as otherwise agreed upon by the Parties, effective as of the applicable Plan Transition Date, the Parties shall cause the Company to cease being a Participating Company in the Pfizer Plans and the Company, or another member of the Company Group, shall adopt the Company Health and Welfare Plans, the Company Savings Plan, the Company Fringe Benefits, the Company Life Insurance Plan, the Company Long-Term Disability Plan, the Company Short-Term Disability Plan, the Company Nonqualified Plans and such other Company Plans as may be determined to be appropriate by the Parties, which Plans shall generally correspond to the Pfizer Plans in which the Company Employees participated immediately prior to the Plan Transition Date; provided, however, that the Company shall not be required to adopt any defined benefit pension plan, retirement medical plan or nonqualified plans except to the extent required by Law or any collective bargaining agreement.

(b) Cooperation in Establishment of Company Plans. Prior to the applicable Plan Transition Date, Pfizer and the Company shall cooperate to establish the Company Plans and the related insurance contracts, third party service provider agreements and other related agreements and arrangements.

(c) Company Under No Obligation to Maintain Plans. Nothing in this Agreement shall preclude the Company, at any time after the applicable Plan Transition Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Company Plan, any benefit under any Company Plan or any trust, insurance policy or funding vehicle related to any Company Plan. To the extent that any such amendment, modification, termination or elimination of a Company Plan results in any Liability to any member of the Pfizer Group, the Company shall indemnify such Pfizer Group member for such Liability.

(d) Transfers of Plan Assets. Except as otherwise specified in this Agreement, nothing in this Agreement shall require Pfizer to transfer any Assets of any member of the Pfizer Group or any Pfizer Plan.

3.3 Terms of Participation by Company Transferred Employees in Company Plans.

(a) Non-Duplication of Benefits. The Company Plans shall be, with respect to Company Transferred Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Pfizer Plans. Pfizer and the Company shall agree on methods and procedures, including amending the respective Plan documents, to prevent Company Transferred Employees from receiving duplicate benefits from the Pfizer Plans and the Company Plans.

(b) Service Credit. The Company shall credit service under the Company Plans accrued by Company Transferred Employees with, or otherwise recognized for purposes of benefit plans, programs, policies or arrangements by Pfizer as of the applicable Plan Transition Date for all purposes (other than for benefit accrual purposes under any defined benefit pension plan of the Company). The service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date,” or “eligibility date” rules under the Company Plans and the corresponding Pfizer Plans.

ARTICLE IV

EMPLOYMENT MATTERS FOR COMPANY TRANSFERRED EMPLOYEES

4.1 Liabilities Related to Transfers of Employment.

(a) No Acceleration of Entitlements; No Severance. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Company Employee, Company Transferred Employee or other future, present or former employee of Pfizer or the Company under any Pfizer Plan or Company Plan, applicable Law or otherwise.

(b) Assumption of Liability. Pfizer shall retain and be solely responsible for the administration of severance, indemnity or other termination pay or other similar benefits in accordance with the terms and conditions of the applicable Pfizer severance plan or policy in effect as of the date of the applicable termination of employment (i) relating to or resulting from the Company Group’s failure to offer employment to any Company Employee as of the applicable Employee Transfer Date (or failure to continue the employment of any Company Employee prior to the Plan Transition Date) or failure to offer or continue employment on terms and conditions which would preclude any claims of constructive dismissal or similar claims under any applicable Law or other failure to comply with the terms of this Agreement prior to the Plan Transition Date or (ii) where such severance, indemnity or termination pay or other benefits are required to be paid under applicable Law or a Pfizer Plan upon the Employee Transfer Date without regard to such terms and conditions or such continuation of employment.

4.2 Assumption of Employment Agreements; Certain Other Terms of Employment. As of the applicable Employee Transfer Date, the Company or another member of the Company Group shall have used reasonable efforts to assume all employment agreements, individual supplemental benefit agreements and other individual agreements entered into between a Company Transferred Employee and a member of the Pfizer Group, and the Company shall indemnify and hold harmless Pfizer and each member of the Pfizer Group against any Liabilities pursuant to any such agreement. Each Company Transferred Employee shall be required at the request of the Company to execute a new agreement regarding confidential information and proprietary developments in a form approved by the Company. In addition, nothing in the Separation Agreement, this Agreement or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the Pfizer Group or the Company Group.

4.3 Consultation with Unions; Collective Bargaining Agreements. The Parties shall cooperate to inform and consult with any union representatives to the extent required by Law or an applicable collective bargaining, works council or similar agreement or arrangement with any labor union or works council or which covers the Company Transferred Employees as of the Employee Transfer Date. As of the Employee Transfer Date, the Company, or another member of the Company Group, shall have assumed any collective bargaining agreements in effect with respect to any Company Transferred Employee, and the Company shall indemnify and hold harmless Pfizer and each member of the Pfizer Group against any Liabilities pursuant to any such agreement.

4.4 Employees with Work Visas or Permits; License to Do Business. Notwithstanding anything to the contrary in Section 4.1, Company Employees who, on the Employee Transfer Date, are employed pursuant to a work or training visa or permit which authorizes employment only by a member of the Pfizer Group shall, to the extent required by applicable Law, remain employed by such member of the Pfizer Group (providing services to the

Company by secondment agreement to be entered into between the Parties) until the visa or permit is amended or a new visa or permit is granted to authorize employment by a member of the Company Group. At the time such amended or new visa is issued, such Company Employees shall become Company Transferred Employees.

4.5 Warn Act and Other Notices. The Company shall provide any required notice under the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, local or other applicable Law and otherwise to comply with any such requirement with respect to any “plant closing” or “mass layoff” (as defined in WARN) or similar event occurring on or after the Employee Transfer Date and affecting Company Employees. The Company shall indemnify and hold harmless the members of the Pfizer Group against any such Liabilities relating to WARN and any similar state or other applicable Law with respect to any events occurring on or after the Employee Transfer Date.

ARTICLE V

DEFINED BENEFIT PLANS

5.1 United States Defined Benefit Plans.

(a) No Assumption of Defined Benefit Plan Liabilities. No member of the Company Group shall assume any Liability with respect to the Pfizer Retirement Plan or the Legacy Defined Benefit Plan. Following December 31, 2012, no Company Employee shall accrue any additional benefits under the Pfizer Retirement Plan or the Legacy Defined Benefit Plan, except as contemplated under Subsection 5.1(b).

(b) Separation from Service; Vesting; Grow-in. Pfizer or another member of the Pfizer Group shall amend the Pfizer Retirement Plan and the Legacy Defined Benefit Plan to provide that, (i) Company Transferred Employees shall be 100% vested in their accrued benefits under the Pfizer Retirement Plan and the Legacy Defined Benefit Plan as of December 31, 2012; and (ii) until the date that is earlier to occur of (A) the Company Transferred Employee’s termination of employment, (B) December 31, 2017, and (C) the commencement of benefits under the Pfizer Retirement Plan and the Legacy Defined Benefit Plan, as applicable, Company Transferred Employees shall be given credit for service with members of the Company Group for purposes of eligibility for early retirement, early retirement subsidies and “Rule of 90” benefits under the Pfizer Retirement Plan and the Legacy Defined Benefit Plan (but not for purposes of accruing additional benefits under the Pfizer Retirement Plan or the Legacy Defined Benefit Plan following December 31, 2012).

(c) No Company Group member shall assume any Liability allocable to the Company Transferred Employees under the Pfizer Retirement Plan or the Legacy Defined Benefit Plan; provided, however, that, to the extent that (i) any act or omission of the Company directly results in the inability of Pfizer to administer the Pfizer Retirement Plan or the Legacy Defined Benefit Plan in compliance with the respective plan terms with respect to any Company Transferred Employee who participated under the Pfizer Retirement Plan or the Legacy Defined Benefit Plan and (ii) any related Liability is imposed on any member of the Pfizer Group, the Company shall indemnify such Pfizer Group member for such Liability. To the extent that (i)

any act or omission of Pfizer directly results in the inability of Pfizer to administer the Pfizer Retirement Plan or the Legacy Defined Benefit Plan in compliance with the respective plan terms with respect to any Company Transferred Employee who participated under the Pfizer Retirement Plan or the Legacy Defined Benefit Plan and (ii) any related Liability is imposed on any member of the Company Group, Pfizer shall indemnify such Company Group member for such Liability.

ARTICLE VI

DEFINED CONTRIBUTION PLANS

6.1 United States Defined Contribution Plan.

(a) Pfizer Savings Plan. Pfizer or another member of the Pfizer Group shall amend the Pfizer Savings Plan to provide that: (i) Company Transferred Employees shall be 100% vested in their account balances under the Pfizer Savings Plan as of the Plan Transition Date; and (ii) effective December 31, 2012, Company Transferred Employees shall not be eligible for a Retirement Savings Contribution (as defined in the Pfizer Savings Plan) with respect to benefits earned for services rendered in 2013 and thereafter.

(b) Company Savings Plan. The Company shall establish a qualified defined contribution plan (the “Company Savings Plan”), effective as of the Plan Transition Date. The Company shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Company Savings Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code, and as soon as reasonably practicable following the Plan Transition Date, the Company shall take all steps reasonably necessary to obtain a favorable determination from the IRS or obtain an opinion as to such qualification. Immediately prior to the Plan Transition Date, the Company Transferred Employees shall cease to participate in the Pfizer Savings Plan and in the Legacy Savings Plan, and upon the Plan Transition Date, the Company Transferred Employees shall be eligible to commence participation in the Company Savings Plan. Any minimum age or service requirements contained in the Company Savings Plan with respect to eligibility to participate generally or eligibility to share in any employer contributions under such plan shall be waived or deemed satisfied for Company Transferred Employees to the extent waived or satisfied under the Pfizer Savings Plan and Legacy Savings Plan immediately prior to the Plan Transition Date.

(c) Transfer of Pfizer Savings Plan Assets. Not later than thirty (30) days following the Plan Transition Date (or such later time as mutually agreed by the Parties), Pfizer shall cause the accounts (including any outstanding participant loan balances) in the Pfizer Savings Plan and the Legacy Savings Plan attributable, in each case, to Company Transferred Employees as of the Plan Transition Date and all of the Assets in the Pfizer Savings Plan and the Legacy Savings Plan related thereto to be transferred in-kind to the Company Savings Plan, and the Company shall cause the Company Savings Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Pfizer Savings Plan and the Legacy Savings Plan relating to the accounts of Company Transferred Employees (to the extent the Assets related to those accounts are actually transferred from the Pfizer Savings Plan and the Legacy Savings Plan to the Company Savings Plan). The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1 and Section 208 of ERISA. During the period after the Plan Transition Date and before such transfer of Assets, with respect to any Company Transferred Employee who has an outstanding participant loan balance under the Pfizer Savings Plan or the Legacy Savings Plan, the Company shall provide that such amounts as are required to make payments on such loan in accordance with its terms are timely remitted as directed by the administrator of the Pfizer Savings Plan or the Legacy Savings Plan for crediting under the Pfizer Savings Plan or the Legacy Savings Plan in respect of such loan, and Pfizer shall cause such administrator to apply such amounts in satisfaction of such loan.

(d) Form 5310-A. No later than thirty (30) days prior to the Plan Transition Date, Pfizer and the Company shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Pfizer Savings Plan and the Legacy Savings Plan to the Company Savings Plan as provided in this Article 6.

(e) Employer Securities. Pfizer and the Company each presently intend to preserve the right, for a period of time, of Company Transferred Employees and Pfizer Employees to receive distributions in kind from, respectively, the Company Savings Plan and the Pfizer Savings Plan and the Legacy Savings Plan, if, and to the extent, investments under such plans are comprised of Company common stock or Pfizer common stock. Each of the Company and Pfizer shall determine the extent to which and when Pfizer common stock (in the case of the Company Savings Plan) and Company common stock (in the case of the Pfizer Savings Plan and the Legacy Savings Plan) shall cease to be investment alternatives thereunder.

ARTICLE VII

NON-QUALIFIED PLANS

7.1 Pfizer Nonqualified Plans.

(a) In General. Except as set forth in Section 7.1(b), no member of the Company Group shall assume any Liability with respect to any Pfizer Nonqualified Plan. The treatment of benefits under any Nonqualified Plan shall comply with Section 409A of the Code, to the extent subject thereto, and shall be paid in accordance with such plan.

(b) Nonfunded Deferred Compensation and Supplemental Savings Plan and Wyeth Supplemental Employee Savings Plan.

(i) Pfizer or another member of the Pfizer Group shall amend the Pfizer Nonfunded Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan to provide that: (i) Company Transferred Employees shall be 100% vested in their account balances under the Pfizer Nonfunded Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan as of the Plan Transition Date; and (ii) effective December 31, 2012, Company Transferred Employees shall not be eligible for a Retirement Savings Contribution (as defined in the Pfizer Savings Plan) with respect to benefits earned for services rendered in 2013 and thereafter.

(ii) Effective as of the Plan Transition Date, the Company shall adopt a supplemental savings plan to benefit eligible Company Transferred Employees who were participants in, or were eligible to accrue benefits under, the Pfizer Nonfunded Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan, the terms of which shall generally correspond to the benefits provided under the Pfizer Nonfunded Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan (the “Company Supplemental Savings Plan”). Effective as of the Plan Transition Date, the Company shall assume all Liabilities allocable to the Company Transferred Employees under the Pfizer Nonqualified Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan.

(iii) Effective as of the Plan Transition Date, to the extent permitted by applicable Law, the Company shall cause the Company Supplemental Savings Plan to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to the Company Transferred Employees who participated under the Pfizer Nonfunded Deferred Compensation and Supplemental Savings Plan and the Wyeth Supplemental Employee Savings Plan, to the extent such elections or designations are available under the Company Supplemental Savings Plan, until a new election that by its terms supersedes such original election is made by the Company Transferred Employee in accordance with applicable Law and the terms and conditions of the Company Supplemental Savings Plan.

(c) Deferred Compensation Plan and Wyeth Deferred Compensation Plan.

(i) Effective as of the Plan Transition Date, the Company shall adopt a deferred compensation plan to benefit eligible Company Transferred Employees , the terms of which shall generally correspond to the benefits provided under the Pfizer Deferred Compensation Plan and the Wyeth Deferred Compensation Plan (the “Company Deferred Compensation Plan”). To the extent permitted or required by applicable Law, the Company shall cause the Company Deferred Compensation Plan to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to the Company Transferred Employees who participated under the Pfizer Deferred Compensation Plan and the Wyeth Deferred Compensation Plan, to the extent such elections or designations are available under the Company Deferred Compensation Plan, until a new election that by its terms supersedes such original election is made by the Company Transferred Employee in accordance with applicable Law and the terms and conditions of the Company Deferred Compensation Plan.

(ii) No Company Group member shall assume any Liability allocable to the Company Transferred Employees under the Pfizer Deferred Compensation Plan or the Wyeth Deferred Compensation Plan; provided, however, that, to the extent that (i) any act or omission of the Company directly results in the inability of Pfizer to administer the

Pfizer Deferred Compensation Plan or the Wyeth Deferred Compensation Plan in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Company Transferred Employee who participated under the Pfizer Deferred Compensation Plan or the Wyeth Deferred Compensation Plan and (ii) any related Liability is imposed on any member of the Pfizer Group, the Company shall indemnify such Pfizer Group member for such Liability. To the extent that (i) any act or omission of Pfizer directly results in the inability of Pfizer to administer the Pfizer Deferred Compensation Plan or the Wyeth Deferred Compensation Plan in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Company Transferred Employee who participated under the Pfizer Deferred Compensation Plan or the Wyeth Deferred Compensation Plan and (ii) any related Liability is imposed on any member of the Company Group, Pfizer shall indemnify such Company Group member for such Liability.

(d) Nonfunded Supplemental Retirement Plan and Legacy SERPs.

(i) Except as set forth in this Section 7.1(d), no Company Employee shall accrue any additional benefits under the Pfizer Nonfunded Supplemental Retirement Plan or any Legacy SERPs following December 31, 2012. Pfizer or another member of the Pfizer Group shall amend the Nonfunded Supplemental Retirement Plan and the Legacy SERPs to provide that, (i) Company Transferred Employees shall be 100% vested in their accrued benefits under such Plans as of December 31, 2012; and (iii) until the date that is earlier to occur of (A) the Company Transferred Employee’s termination of employment, (B) December 31, 2017, and (C) the commencement of benefits under the Pfizer Retirement Plan, or a Legacy Retirement Plan, as the case may be. Company Transferred Employees shall be given credit for service with members of the Company Group for purposes of vesting and eligibility for early retirement, early retirement subsidies and “Rule of 90” benefits under such Plans (but not for purposes of accruing additional benefits following December 31, 2012).

(ii) No Company Group member shall assume any Liability allocable to the Company Transferred Employees under the Pfizer Nonfunded Supplemental Retirement Plan or any Legacy SERPs; provided, however, that, to the extent that (i) any act or omission of the Company directly results in the inability of Pfizer to administer the Pfizer Nonfunded Supplemental Retirement Plan or Legacy SERPs in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Company Transferred Employee who participated under the Pfizer Nonfunded Supplemental Retirement Plan or any Legacy SERPs and (ii) any related Liability is imposed on any member of the Pfizer Group, the Company shall indemnify such Pfizer Group member for such Liability. To the extent that (i) any act or omission of Pfizer directly results in the inability of Pfizer to administer the Pfizer Nonfunded Supplemental Retirement Plan or Legacy SERPs in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Company Transferred Employee who participated under the Pfizer Nonfunded Supplemental Retirement Plan or any Legacy SERPs and (ii) any related Liability is imposed on any member of the Company Group, Pfizer shall indemnify such Company Group member for such Liability.

ARTICLE VIII

HEALTH AND WELFARE PLANS

8.1 Allocation of Life Insurance Liabilities. Each Pfizer Life Insurance Plan shall retain all Liabilities with respect to covered life insurance claims incurred prior to the Plan Transition Date by Company Transferred Employees and their dependents. The applicable Company Life Insurance Plan shall be responsible for all Liabilities with respect to life insurance claims incurred after the Plan Transition Date by Company Transferred Employees and their dependents, it being understood that the provisions of this Section 8.1 shall not require any member of the Company Group to maintain a plan providing life insurance benefits. For these purposes, a claim shall be deemed to have occurred on the date of the death of the insured person.

8.2 Health and Welfare Plan Liabilities. The Pfizer Health and Welfare Plans (but not including the Pfizer Flexible Benefits Plans) shall retain all Liabilities with respect to covered claims incurred prior to the Plan Transition Date by Company Transferred Employees and their dependents. The Company Health and Welfare Plans shall assume all Liabilities with respect to covered claims incurred on or after the Plan Transition Date by all Company Transferred Employees and their dependents. For these purposes, a claim shall be deemed to have occurred at the time professional services, equipment or prescription drugs covered by the applicable plan are obtained by the insured person.

8.3 Post-Separation Transitional Arrangements.

(a) Coverage and Contribution Elections. As of the Plan Transition Date, the Company shall cause the Company Health and Welfare Plans (including the Company Flexible Benefits Plans) to recognize and maintain all coverage and contribution elections made by Company Transferred Employees under the corresponding Pfizer Health and Welfare Plans (including the Pfizer Flexible Benefits Plans) and apply such elections under the Company Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. All waiting periods and pre-existing condition exclusions and actively-at-work requirements shall be waived with respect to the Company Transferred Employees who were not subject to any such waiting periods, exclusions or requirements under a Pfizer Health and Welfare Plan in which such employees participate immediately prior to the Plan Transition Date. For the avoidance of doubt, nothing herein shall prevent the Company from conducting open enrollment and accepting elections under Company Health and Welfare Plans.

(b) Deductibles and Out-of-Pocket Maximums. On and after the Plan Transition Date, the Company shall use commercially reasonable efforts to cause the Company Health Plans to recognize and give credit for or take into account all amounts applied to deductibles, out-of-pocket maximums and co-payments with respect to which such expenses have been incurred by Company Transferred Employees under the Pfizer Health Plans for the remainder of the calendar year in which the Plan Transition Date occurs.

8.4 Flexible Benefits Plans Spin-Off. The Parties shall take all steps necessary or appropriate so that the account balances (whether positive or negative) (the “Transferred Account Balances”) under the Pfizer Flexible Benefits Plans of each Company Transferred

Employee who has elected to participate therein in the year in which the Plan Transition Date occurs shall be transferred, as soon as practicable after the Plan Transition Date, from the Pfizer Flexible Benefits Plans to the corresponding Company Flexible Benefits Plans. The Company Flexible Benefits Plans shall assume responsibility as of the Plan Transition Date for all outstanding dependent care and medical care claims under the Pfizer Flexible Benefits Plans of each Company Transferred Employee for the year in which the Plan Transition Date occurs and shall assume and agree to perform the obligations of the analogous Pfizer Flexible Benefits Plans from and after the Plan Transition Date. As soon as practicable after the Plan Transition Date, and in any event within 30 days after the amount of the Transferred Account Balances is determined or such later date as mutually agreed upon by the Parties, the Company shall pay Pfizer the net aggregate amount of the Transferred Account Balances, if such amount is positive, and Pfizer shall pay the Company the net aggregate amount of the Transferred Account Balances, if such amount is negative.

8.5 COBRA. The Pfizer Group shall be responsible for compliance with the health care continuation coverage requirements of COBRA and the Pfizer Health and Welfare Plans with respect to Former Company Employees and qualified beneficiaries (as such term is defined under COBRA) who become eligible and elect to receive continuation health care coverage prior to the Plan Transition Date. The Company or another member of the Company Group shall provide Pfizer with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries, and alternate recipients pursuant to QMCSO, in accordance with applicable Pfizer COBRA policies and procedures. Effective as of the Plan Transition Date, the Company Group shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Company Health and Welfare Plans for Company Employees and their qualified beneficiaries who become eligible or elect to receive continuation health care coverage on or following the Plan Transition Date.

8.6 Disability Plans. Pfizer shall retain all Liabilities with respect to Company Transferred Employees who become eligible for benefits under the Pfizer Long-Term Disability Plan after the Employee Transfer Date and before the Plan Transition Date.

8.7 Leave of Absence Programs and FMLA. Effective as of the Plan Transition Date, (i) the Company Group shall honor all terms and conditions of leaves of absence that have been granted by Pfizer to any Company Transferred Employee under a Pfizer Leave of Absence Program or FMLA or other applicable Law regarding leave of absence before the Plan Transition Date, including such leaves that are to commence after the Plan Transition Date; (ii) the Company Group shall be solely responsible for administering any such leave of absence and complying with FMLA and other applicable laws regarding leave of absence with respect to Company Transferred Employees; and (iii) the Company Group shall recognize all periods of service of Company Transferred Employees with the members of the Pfizer Group, as applicable, to the extent such service is recognized by the members of the Pfizer Group for the purpose of eligibility for leave entitlement under the Pfizer Leave of Absence Programs and FMLA and other applicable Laws; provided, however, that no duplication of benefits shall be required by the foregoing.

8.8 Pfizer Workers’ Compensation Program.

(a) Assumption of Liabilities. The Company shall procure workers’ compensation insurance policies on behalf of the Company Transferred Employees, to be effective as of the Plan Transition Date. The Company shall assume all Liabilities with respect to workers’ compensation claims made before, on or after the Plan Transition Date by all Company Transferred Employees. For these purposes, a claim shall be deemed to have been made at the time the covered person applies for benefits.

(b) Administration of Claims.

(i) Through the Plan Transition Date, the Pfizer Group shall continue to be responsible for the administration of all workers’ compensation claims that are, or have been, made before the Plan Transition Date by Company Employees (“Company WC Claims”) and have been historically administered by Pfizer or its third party administrator. The Company Group shall promptly reimburse the Pfizer Group for any and all direct and indirect costs and expenses related to any such administration.

(ii) Effective as of the Plan Transition Date, the Company Group shall, to the extent legally permissible under the applicable state’s workers’ compensation Laws, be responsible for the administration of all Company WC Claims, and if not legally permissible, the Pfizer Group shall be responsible for the administration of all Company WC Claims not administered by the Company pursuant to this Subsection 8.8(b)(ii). Any determination made, or settlement entered into, by or on behalf of either party or its insurance company with respect to Company WC Claims for which it is administratively responsible shall be final and binding upon the other party. The Company Group shall promptly reimburse the Pfizer Group for any and all direct and indirect costs and expenses related to any such settlement.

ARTICLE IX

RETIREE PROGRAMS

9.1 Retiree Programs. No member of the Company Group shall assume any Liability with respect to any Retiree Programs. Following December 31, 2012, no Company Employee shall accrue any additional benefits under the Retiree Programs, except as contemplated in this Section 9.1. Pfizer shall provide or cause to be provided to each Company Transferred Employee (and his or her eligible dependents) who was eligible to retire on or immediately prior to the Plan Transition Date and, upon such retirement, would have satisfied the eligibility requirements for retiree welfare coverage set forth in the applicable Retiree Program, with retiree welfare benefits and coverage following such Company Transferred Employee’s retirement from the Company Group, with such benefits to be provided under the Retiree Program that was applicable to such Company Transferred Employee immediately prior to the Plan Transition Date, as such applicable Retiree Program may be amended from time to time following the Effective Date as if such Company Transferred Employee had remained employed with Pfizer through the applicable retirement date. In addition, Pfizer or another member of the Pfizer Group shall amend the Retiree Programs to provide that until the date that is earlier to occur of (A) the Company Transferred Employee’s termination of employment and (B) December 31, 2017, Company Transferred Employees shall be given credit for service with members of the Company Group for purposes of eligibility for participation in the Retiree Programs, but not for purposes of the retiree medical subsidy under the Pfizer Retiree Medical Plan. The provisions of this Section 9.1 shall not be construed to require any member of the Pfizer Group to maintain a Retiree Program or to prevent the amendment in any manner of any Retiree Program. The participation by any Company Transferred Employee in a Retiree Program shall be subject to such right of amendment or termination.

ARTICLE X

CASH BONUS PLANS

10.1 Annual Incentive Plans. Pfizer shall retain and perform all Liabilities with respect to the participation of each Company Transferred Employee who is participating in any cash-based annual bonus or other annual incentive compensation plan of a Pfizer Group member with respect to performance periods that are ongoing as of December 31, 2012 and completed performance periods as of December 31, 2012. Effective as of January 1, 2013, the Company shall establish an annual bonus or other cash-based annual incentive compensation plan for the benefit of eligible Company Transferred Employees and shall be responsible for the annual bonus payable to the Company Transferred Employees in respect of the full 2013 calendar year.

ARTICLE XI

EQUITY COMPENSATION

11.1 Pfizer Equity.

(a) Options. Each outstanding Option held by a Company Transferred Employee that is unvested immediately prior to the Disposition Date shall vest on the Disposition Date. All vested Options shall be exercisable for Pfizer common stock (i) in accordance with the terms of the Pfizer Stock Plan and the applicable award agreement in respect of retirement-eligible Option-holders (determined as of the Disposition Date) or (ii) in respect of Option-holders who are not eligible for retirement as of the Disposition Date, until the earliest to occur of (A) the three year anniversary of the Disposition Date, (B) the Option-holder’s termination of employment from the Company, and (C) the expiration of the Option. Prior to the Disposition Date, Pfizer may take such actions, including but not limited to, adjustment of Options and/or modifications of any applicable Option terms as it deems appropriate.

(b) Restricted Stock Units, TSRUs, PSAs. At the Disposition Date, each Restricted Stock Unit, TSRU and PSA held by Company Transferred Employees shall continue to be a right to receive Pfizer common stock or the cash value thereof, subject to the terms and conditions (including the same vesting schedule and circumstances) set forth in the Pfizer Stock Plan and in the applicable award agreement. Prior to the Disposition Date, Pfizer may take such actions, including but not limited to, adjustment of Restricted Stock Units, TSRUs or PSAs and/or modifications of any applicable terms of such awards as it deems appropriate. At the Disposition Date, Pfizer may determine to accelerate the vesting and, in some cases the settlement, of certain of the awards, subject, in each case, to the requirements of Section 409A of the Code, the terms of the Pfizer Stock Plan and the applicable award agreements and any elections to defer.

(c) No Company Group member shall assume any Liability allocable to the Company Transferred Employees in connection with awards under the Pfizer Stock Plan; provided, however, that to the extent that (i) any act or omission of the Company directly results in the inability of Pfizer to administer such awards in compliance with Section 409A of the Code or any other Law or regulation and the respective plan terms with respect to any Company Transferred Employee and (ii) any related Liability is imposed on any member of the Pfizer Group, the Company shall indemnify such Pfizer Group member for such Liability. To the extent that (i) any act or omission of Pfizer directly results in the inability of Pfizer to administer such awards in compliance with Section 409A of the Code or any other Law or regulation and the respective plan terms with respect to any Company Transferred Employee and (ii) any related Liability is imposed on any member of the Company Group, Pfizer shall indemnify such Company Group member for such Liability.

11.2 Equity-Related Tax Matters. Pfizer shall be entitled to claim any compensation deduction associated with the exercise by a holder of a Pfizer Option, or the vesting of a Pfizer Restricted Stock Unit, TSRU and PSA, as the case may be, on any duly filed US federal, state, local or foreign income tax return for the year of exercise or vesting, and neither the Company nor any of its Affiliates shall take any inconsistent position in connection therewith. If, notwithstanding the foregoing, a Final Determination shall provide that the benefit of a tax deduction related to the payment of such compensation shall not belong to Pfizer but to the Company, then with respect to any such compensation claimed during the taxable year or years covered by such Final Determination as well as any such compensation deduction claimed during subsequent taxable years on any previously filed income tax return, the Company (i) shall be entitled to claim the benefit of the deduction on any applicable income tax return (including any amended income tax return) and (ii) shall, in any event, pay to Pfizer within 30 days from the date of such Final Determination an amount equal to the incremental income tax payable by Pfizer as a result of the loss of such deduction, as well as any interest payable by Pfizer with respect to such incremental income tax, each as determined by Pfizer in its reasonable judgment. To the extent that any Pfizer Option that is subject to this Agreement has not yet been exercised, or any Pfizer Restricted Stock Unit, TSRU or PSA that is subject to this Agreement has not yet vested, in each case at the time such Final Determination occurs, then to the extent that such Final Determination would be inconsistent with Pfizer receiving the benefit of any tax deduction related to the payment of such compensation upon such exercise or vesting, (i) Pfizer shall not claim the benefit of any associated deduction on its tax return for the year of exercise or vesting, (ii) the Company shall be entitled to claim the benefit of the deduction on any applicable income tax return for the year of exercise or vesting and (iii) in any event, the Company shall pay to Pfizer within 30 days of the such exercise or vesting an amount equal to the product of (x) the tax deduction resulting from such compensation and (y) the combined federal, state and local tax rates applicable to Pfizer for the year of such exercise or vesting, in each case as determined by Pfizer in its reasonable judgment.

ARTICLE XII

SEPARATION PAY; VACATION; UNEMPLOYMENT INSURANCE

12.1 Separation Pay. Except as specified otherwise in this Agreement, the Company shall assume and be solely responsible for all Liabilities with respect to severance benefits attributable to the termination of employment after the Employee Transfer Date of Company Transferred Employees, to the extent such individual is eligible for severance pursuant to the terms of the applicable Pfizer or Company severance pay plan or policy as in effect as of the date of the employee’s termination of employment.

12.2 Paid Time Off Benefits. The Company or another member of the Company Group shall assume and honor all paid time off accrued but not yet taken by Company Transferred Employees as of the Employee Transfer Date (including banked vacation).

12.3 Unemployment Insurance Program. No later than the Plan Transition Date, the Company shall use its commercially reasonable best efforts to procure an agreement with an unemployment insurance vendor to provide unemployment insurance for Company Transferred Employees.

ARTICLE XIII

OTHER EMPLOYMENT-RELATED MATTERS

13.1 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Pfizer non-competition guidelines or any agreement or policy pertaining to confidential or proprietary information of any member of the Pfizer Group, or otherwise relieve any individual of his or her obligations under such non-competition guidelines, agreement or policy.

ARTICLE XIV

CERTAIN PAYROLL AND TAX MATTERS

14.1 Payroll and Withholding.

(a) Accrued Payroll. Pfizer shall retain all Liabilities related to payroll with respect to the Company Transferred Employees, to the extent such Liabilities relate to service prior to the Plan Transition Date, and shall pay such amounts on or after the Plan Transition Date in accordance with its standard payroll practices. Effective as of the Plan Transition Date, the Company Group shall establish its own payroll system for Company Transferred Employees.

(b) Income Reporting, Withholding. Pfizer and the Company shall, to the extent practicable, (i) treat the Company (or a member of the Company Group designated by the Company) as a “successor employer” and Pfizer (or the appropriate Pfizer Group member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Company Transferred Employees for purposes of taxes imposed under the United

States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of the more than one IRS Form W-2 with respect to each Company Transferred Employee for the year in which the Effective Date occurs. Without limiting in any manner the obligations and Liabilities of the parties under the Tax Matters Agreement, Pfizer, each Pfizer Group member, the Company and each Company Group member shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Employee Transfer Date, including compensation related to the exercise of options or the vesting or exercise of other equity awards, subject to Section 11.2 hereof.

(c) Delivery of, and Access to, Documents and Other Information. Concurrently with the Employee Transfer Date, Pfizer shall cause to be delivered to the Company the employee information set forth on all withholding certificates executed by Company Transferred Employees as of the Employee Transfer Date. For such period as Pfizer and the Company may mutually agree in writing, Pfizer shall make reasonably available to the Company all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any Company Transferred Employee. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., Forms W-2, 1099, W-4, 940 and 941 and applicable counterparts in other jurisdictions), and information concerning garnishment of wages or other payments.

(d) Consistency of Tax Positions; Duplication. Pfizer and the Company shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers’ compensation contributions, or unemployment contributions arising on or after the Employee Transfer Date. Pfizer and the Company shall cooperate with a view toward taking consistent reporting and withholding positions with respect to any such taxes or contributions.

14.2 Personnel and Pay Records. Notwithstanding anything to the contrary in the Separation Agreement, to the extent permitted by applicable Law, the original of all records created prior to the Employee Transfer Date (or such later date of transfer of employment, as applicable) set forth in the personnel files of the Company Transferred Employees (including, but not limited to, information regarding such employee’s ranking or promotions, the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting the employee’s compensation, and performance evaluations) shall be transferred to the applicable member of the Company Group as of the Employee Transfer Date (or such later date of transfer of employment, as applicable). The originals of all personnel records of all Former Company Employees shall remain with the applicable member of the Pfizer Group; provided that Pfizer shall permit the Company or its Affiliates or successors or their authorized representatives to have full access to all such personnel records to the extent reasonably necessary in order for the members of the Company Group or its successors to respond to a subpoena, court order, audit, investigation or otherwise as required by applicable Law or in connection with any pending or threatened lawsuits, actions, arbitrations, claims, complaints, investigations or other proceedings. The Company or its Affiliates (or their respective successors) shall retain the personnel records for a period of at least ten (10) years following the IPO. The members of the Company Group shall permit Pfizer and its authorized representatives to have full access upon reasonable notice during normal business hours to all the personnel records during the ten (10) year retention period in order for the members of the Pfizer Group to respond to a subpoena, court order, audit or investigation, to obtain data for pension or other benefits, or otherwise as required by applicable Law, and the members of the Company Group shall provide Pfizer, upon the reasonable request of Pfizer and at the expense of Pfizer, with copies of such personnel records.

ARTICLE XV

ADMINISTRATIVE PROVISIONS

15.1 Sharing of Participant Information. In addition to the responsibilities and obligations of Pfizer and the Company specified in the Separation Agreement and the schedules thereto, Pfizer and the Company shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Pfizer Plans and the Company Plans during the respective periods applicable to such Plans as the Company and Pfizer may mutually agree, subject to applicable Laws (including those with respect to privacy, confidentiality and data protection). Subject to such Laws, Pfizer and the Company and their respective authorized agents shall be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

15.2 Audits Regarding Vendor Contracts. From the period beginning on the Plan Transition Date and ending on such date as Pfizer and the Company may mutually agree in writing, Pfizer and the Company and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Pfizer Health and Welfare Plans and the Company Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor’s internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Pfizer and the Company shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

15.3 Regulatory Matters. Pfizer and the Company shall make such filings and applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate in connection with the transactions contemplated by this Agreement. The Company and Pfizer shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Pfizer and/or the Company elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or other ruling from a local regulatory agency.

15.4 Fiduciary Matters. Pfizer and the Company each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination that to do so would violate such a fiduciary duty or standard.

15.5 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Pfizer and the Company shall use their commercially reasonable best efforts to implement the applicable provision. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Pfizer and the Company shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

ARTICLE XVI

GENERAL PROVISIONS

16.1 Cooperation.

(a) Duties of Company. Following the Effective Date, the Company shall cooperate, and shall cause the members of the Company Group to cooperate, fully with the members of the Pfizer Group in the prosecution, defense and settlement of any claims for which any member of the Pfizer Group retains Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the Pfizer Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the Pfizer Group, its counsel and its other representatives such information as they reasonably requested, and (iii) providing any other assistance to the applicable member of the Pfizer Group, its counsel and its other representatives as they reasonably request. Pfizer shall reimburse the Company for reasonable costs and expenses incurred in assisting Pfizer pursuant to this Subsection 16.1(a).

(b) Duties of Pfizer. Following the Effective Date, Pfizer shall cooperate, and shall cause the members of the Pfizer Group to cooperate, fully with the members of the Company Group in the prosecution, defense and settlement of any claims for which any member of the Company Group assumes Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the Company Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the Company Group, its counsel and its other representatives such information as they reasonably request, and (iii) providing any other assistance to the applicable member of the Company Group, its counsel and its other representatives as they reasonably request. The Company shall reimburse Pfizer for reasonable costs and expenses incurred in assisting the Company pursuant to this Subsection 16.1(b).

16.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, the understanding and agreement being that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

16.3 Affiliates. Each of Pfizer and the Company shall cause to be performed, and hereby guarantee the performance of, any and all actions of the members of the Pfizer Group or the Company Group, respectively.

16.4 No Third Party Remedies. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including employees of the Parties hereto) except the Parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person (including employees of the Parties) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

16.5 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any Law other than the Laws of the State of New York.

16.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

16.7 Amendment and Termination. This Agreement may be amended or terminated at any time prior to the Disposition Date by and in the sole discretion of Pfizer without the approval of the Company. This Agreement may be amended at any time on after the Disposition Date by mutual consent in writing of Pfizer and the Company.

16.8 Conflict. Except as otherwise set forth in Section 2.1 herein, in the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

16.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

By:
Name:
Title:

By:
Name:
Title: